UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Technology Corporation

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AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South

San Diego, California 92128

(858) 679-2114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2003

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, May 29, 2003 at 2:00 p.m. local time at the offices of the Company, 13114 Evening Creek Drive South, San Diego, CA 92128.

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 4, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Renee Warden
Renee Warden Secretary

San Diego, California

April 28, 2003

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South

San Diego, California 92128

(858) 679-2114

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 29, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited to the holders of Common Stock, Series D Preferred Stock and Series E Preferred Stock on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 29, 2003, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 13114 Evening Creek Drive South, San Diego, California 92128. The Company intends to mail this proxy statement, the accompanying proxy card and Notice of Annual Meeting on or about April 28, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only stockholders of record at the close of business on April 4, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2003 the Company had outstanding and entitled to vote 15,156,670 shares of Common Stock, 65,000 shares of Series D Preferred Stock and 343,250 shares of Series E Preferred Stock.

Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock and Series E of Preferred Stock on the Record Date will be entitled to one vote for each share held, and each holder of Series D Preferred Stock on the Record Date will be entitled to 2.4814 votes for each share held, or an aggregate of approximately 161,291 votes for the Series D Preferred Stock. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 30, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2004 annual meeting of stockholders notifies the Company of such matter prior to March 14, 2004, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

There are six nominees for the seven Board positions presently authorized in accordance with the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below other than Mr. James Irish is currently a director of the Company. All current directors were elected by the stockholders at the Company’s 2002 annual meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES

The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since
Elwood G. Norris	64	Chairman of the Board	1980
James Irish	44	Chief Executive Officer	N/A
Terry Conrad	45	Sr. Vice President of Military Operations and Sr. Vice President of Engineering	2001
Richard M. Wagner	57	Director	1986
David J. Carter	55	Director	1998
Daniel Hunter	52	Director	2001

Elwood G. Norris has been a director of the Company since August 1980. Mr. Norris served as Chief Executive Officer from October 2000 until February 2003. He served as President from August 1980 to February 1994. Mr. Norris managed the Company’s research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation, a public company engaged in electronic product development, distribution and sales. During that period he also held various other executive officer positions at e.Digital. From August 1989 to October 1999 he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology. He is an inventor with over 44 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of the Company’s HyperSonic Sound and other technologies. Mr. Norris devotes approximately 30-35 hours per week to the Company.

James Irish was appointed Chief Executive Officer of the company in February 2003. From November 1999 to January 2002, Mr. Irish was Chief Executive Officer and Co-Founder of Valumedia, LLC, a privately-held provider of in-store media and promotional products. In such position, Mr. Irish oversaw the development and launch of five marketing products, and placed such products in over 4,000 retail grocery stores in less than one year after the initial launch. Valumedia raised $6.3 million in venture capital from private equity, investment banking and institutional sources. As a result of its inability to attract a next round of venture capital financing after the terrorist attacks of September 11, 2001, Valumedia filed for bankruptcy protection in January 2002. From February 1988 to October 1998, he held various positions at ACTMEDIA, including Group Sales Manager, New Products. In October 1998, he was appointed Vice President of Business Development at New America Marketing, a division of News Corporation, which acquired ACTMEDIA in October 1997. From 1996 to 1998, Mr. Irish was also President and Co-Founder of Merge Interactive, where he invented an online couponing solution for mass market appeal. Mr. Irish’s prior experience includes: Vice President, Sales, at Shelfvision, Inc. from October 1986 to February 1988; Merchandising Manager and Coordinator, Special Markets, at The Clorox Company from October 1984 to October 1986; and Area Sales Manager, Special Assignment and Sales Representative for Unilever formerly Lever Brothers Company from December 1981 to October 1984. He obtained his B.S. in Marketing in 1981 from Southwest Missouri State University.

Terry Conrad was appointed Senior Vice President of Engineering and Senior Vice President of Military Operations of the Company as part of the Company’s March 2003 reorganization. From October 2000 until March 2003, Mr. Conrad served as President. From July 1998 to October 2000, he served as Director of Technology Transfer. Mr. Conrad is the co-inventor of the Company’s SFT Technology. Mr. Conrad has served in both technical and management capacities in small and mid-sized technology development and manufacturing firms since 1977, with specific audio industry activity for more than 20 years. From 1989 to July 1998, Mr. Conrad held various positions at Carver Corporation, including Director of Operations from January 1997 to July 1998.

Richard M. Wagner has served as a director since 1986 and served as Secretary from February 1994 to March 1999. Since 1986, Mr. Wagner has been President and CEO of Eidon Inc., a San Diego based company involved in the manufacturing and distribution of liquid mineral supplements. Eidon Inc. is the parent company of The Mortgage Company, a residential and commercial mortgage brokerage firm. Mr. Wagner obtained a B.S. in Business in 1968 and an M.S. in Finance in 1976 from the San Diego State University.

David J. Carter was appointed as a director in September 1998. From January 1999 to January 2000, he was Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 4998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant—Marketing and Business Strategy for General Electric Company. His career has included technical positions at Temple Barker & Sloane, Inc., Decision Research Corp. and Johnson & Johnson. He obtained a B.A. in Mathematics in 1970 and a M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

Daniel Hunter was appointed as a director in May 2001. Mr. Hunter has been a licensed certified public accountant for over 25 years. He obtained his accounting degree from the University of Utah in 1975. Mr. Hunter has operated his own law offices specializing in business and tax law for over 20 years. He obtained his Juris Doctor degree from the University of Seattle in 1978.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended September 30, 2002, the Board of Directors held four meetings. The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee. During the fiscal year ended September 30, 2002, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served and held during the period for which he was a Board or Committee member, respectively.

Audit Committee.  The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee is composed of Messrs. Wagner, Carter and Hunter, each of whom served on the Audit Commitment for all of fiscal 2002. The Audit Committee met four times during fiscal 2002. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc. See “Report of the Audit Committee”. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

Compensation Committee.  The Compensation Committee is authorized to review and approve the compensation and benefits for the Company’s officers and other employees, including, but not limited to, salary matters, incentive/bonus plans, stock based compensation plans, investment programs and insurance plans. The Compensation Committee is composed of Messrs. Wagner, Carter and Hunter, each of whom served on the Compensation Committee during fiscal 2002. The Compensation Committee held one meeting during fiscal 2002 and acted by unanimous written consent three times. See “Report of the Compensation Committee on Executive Compensation”.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since 1995. A representative of BDO Seidman, LLP will be present at the Annual Meeting.

Stockholder ratification of the selection of BDO Seidman, LLP is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

During the fiscal year ended September 30, 2002, the aggregate fees billed by BDO Seidman, LLP for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements was $55,962.

Approximately 59% of the total hours to complete the audit of our financial statements for the year ended September 30, 2002, were incurred by Anton Collins Mitchell LLP, members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO Seidman, LLP.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended September 30, 2002, there were no fees billed by BDO Seidman, LLP for information systems design and implementation.

All Other Fees

During the fiscal year ended September 30, 2002, the aggregate fees billed by BDO Seidman, LLP for all other professional services rendered on behalf of the Company were $32,911.

Other professional services include tax preparation, potential acquisition matters and securities offerings.

The Audit Committee has determined the rendering of all non-audit services by BDO Seidman, LLP is compatible with maintaining the auditors’ independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

ADDITIONAL INFORMATION

Management

Set forth below is information regarding executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Elwood G. Norris*	64	Chairman of the Board of Directors

James Irish*	44	Chief Executive Officer

Renee Warden	38	Chief Accounting Officer, Treasurer, Corporate Secretary, Director of Human Resource and Information Systems

Terry Conrad*	45	Sr. Vice President of Military Operations and Sr. Vice President of Engineering

James Croft, III	49	Sr. Vice President of Research and Development

Thomas Tulowitzki	58	Sr. Vice President of Manufacturing

* Biographical information about Elwood G. Norris, James Irish and Terry Conrad is set forth under Proposal 1 above.

Renee Warden was appointed Chief Accounting Officer, Treasurer and Secretary of the Company in March 1999. In March 2003, Ms. Warden also assumed the duties of Director of Human Resource and Director of Information Systems as part of the Company’s March 2003 reorganization. From May 1993 until March 1999 she served as the Company’s Accounting Manager. From November 1991 to June 1997 she has also served as Accounting Manager for e.Digital and from June 1997 to May 2002 she served as that company’s controller. Ms. Warden obtained a B.S. degree in business accounting from the University of Phoenix in 1999.

James Croft, III joined the Company in October 1997 as Vice President of Engineering. In December 2000 he was appointed Chief Technology Officer. As part of the Company’s March 2003 reorganization Mr. Croft was appointed Senior Vice President of Research and Development. From October 1992 to October 1997 he was an executive with Carver Corporation, then a publicly traded high-end audio supplier. He was appointed Vice President of Marketing and Product Development for Carver Corporation in March 1993 and Vice President Research and Development in February 1995. From 1990 through October 1992 Mr. Croft held various positions at Dahlquist, Inc., a loudspeaker manufacturer, including Vice President of Research and Development. Mr. Croft is also Chairman of the Board of Definitive Audio, Inc., a Seattle audio specialty retailer that he co-founded in 1975 and managed until 1985.

Thomas Tulowitski was appointed Senior Vice President of Manufacturing in March 2003, and his responsibilities include product manufacturing, purchasing and product service. From February 2000 to March 2003 he served as the Company’s Vice President of Engineering and Operations. Prior to joining the Company, he served as Senior Vice-President of Engineering at Troy Systems in Santa Ana, CA from February 1996 until February 2000. Mr. Tulowitzki has also held management positions at Danka Business Systems and Xerox Corp. His educational background includes BSEE and MBA degrees from Rochester Institute Of Technology, Rochester, NY.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s stock as of, April 1, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company’s voting stock.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	Elwood G. Norris 13114 Evening Creek Drive South San Diego, California 92128	3,839,055	(2)	24.7%

Common Stock	James Irish 13114 Evening Creek Drive South San Diego, California 92128	25,000	(3)	*	%

Common Stock	Terry Conrad 13114 Evening Creek Drive South San Diego, California 92128	148,050	(4)	1.0%

Common Stock	Richard M. Wagner 13114 Evening Creek Drive South San Diego, California 92128	120,000	(5)	*	%

Common Stock	David J. Carter 13114 Evening Creek Drive South San Diego, California 92128	98,750	(6)	*	%

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	James Croft, III 13114 Evening Creek Drive South San Diego, California 92128	116,100	(7)	*	%

Common Stock	O’Connell J. Benjamin 13114 Evening Creek Drive South San Diego, California 92128	70,000	(8)	*	%

Common Stock	Daniel Hunter 13114 Evening Creek Drive South San Diego, California 92128	92,500	(9)	*	%

All directors & executive officers As a group (10 persons)		4,579,455	(10)	28.4%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 15,156,670 shares of Common Stock outstanding on April 1, 2003. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).
(2)	Includes 3,467,134 shares held by a family trust for which Mr. Norris serves as trustee, 147,521 shares issuable upon the conversion of a convertible promissory note held by such trust, assuming conversion occurs on the date 60 days after April 1, 2003, 125,000 shares issuable upon exercise of a warrant held by such trust, and 99,400 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003.
(3)	Includes 25,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003. Excludes unvested options to purchase 75,000 shares.
(4)	Includes 147,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003. Excludes unvested options to purchase 30,000 shares.
(5)	Includes 75,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003.
(6)	Includes 75,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003.
(7)	Includes 116,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003. Excludes unvested options to purchase 10,000 shares.
(8)	Includes 70,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003.
(9)	Includes 25,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003. Excludes unvested options to purchase 25,000 shares.
(10)	Includes 700,400 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2003, 147,521 shares issuable upon the conversion of a convertible promissory note, and 125,000 shares issuable upon exercise of a warrant.

Other Voting Stock

Preferred Stock

The following security ownership information is set forth as of April 1, 2003, with respect to certain persons or groups known by the Company to be beneficial owners of more than 5% of any outstanding series of the Company’s Preferred Stock.

Series D Preferred Stock

Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership Series D(1)		Percent of Class Series D(1)
Series D Preferred Stock	Michael E. Spencer 306 West El Norte Parkway #N40 Escondido, CA 92026	5,000		7.7%

Series D Preferred Stock	Ehrens Family Trust Gerald L & Wilma S 8912 Canyon Springs Dr. Las Vegas, CA 89117	5,000	(2)	7.7%

Series D Preferred Stock	Stifel, Nicolaus Custodian for Jonathan Berg, IRA 501 N. Broadway St. Louis, MO 63102	10,000		15.4%

Series D Preferred Stock	Granite Capital LP 126 East 56th Street Flr 25 New York, NY 10022	40,000	(3)	61.5%

Series D Preferred Stock	Granite Capital II LP 126 East 56th Street Flr 25 New York, NY 10022	40,000	(3)	61.5%

Series E Preferred Stock

Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership Series E(4)		Percent of Class Series E(4)
Series E Preferred Stock	Granite Capital LP 126 East 56th Street Flr 25 New York, NY 10022	25,000	(5)	7.3%

Series E Preferred Stock	Granite Capital II LP 126 East 56th Street Flr 25 New York, NY 10022	25,000	(5)	7.3%

Series E Preferred Stock	NGHK Holdings, LLC Room 301, 3rd Flr. Blk. B Sheung Shui Plaza, 3 Ka Fu Close Sheung Shui, N.T. Hong Kong	75,000	(6)	21.8%

Series E Preferred Stock	Canusa Trading Ltd. PO Box HM 279 Hamilton HMAX, Bermuda	50,000	(7)	14.6%

Series E Preferred Stock	K. Tucker Anderson 61 Above All Rd. Warren, CT 06754-1710	25,000		7.3%

Series E Preferred Stock	Leonard M. Teninbaum Keogh Account 1900 St. James Place Ste. 150 Houston, TX 77056	42,500	(8)	12.4%

Series E Preferred Stock	Vandoon Partners 7 Hanover Sq. 8th Floor New York, NY 10004	20,000	(9)	5.8%

(1)	Represents number of shares of Series D Preferred Stock, held as of April 1, 2003. At such date an aggregate of 65,000 shares of Preferred Stock were issued and outstanding convertible into an aggregate of 243,941 shares of Common Stock.

(2)	Gerald L. Ehrens and Wilma S. Ehrens are believed by the Company to have shared voting and investment power with respect to the Series D Preferred Stock held.

(3)	Includes 35,263 shares of Series D Preferred Stock held by Granite Capital LP, and 4,737 shares of Series D Preferred Stock held by Granite Capital II LP. Granite Capital LLC is the general partner of each of Granite Capital LP and Granite Capital II LP. Mr. Walter F. Harrison, III and Lewis M. Eisenberg are co-managing members of Granite Capital LLC, and are believed by the Company to have shared voting and investment power with respect to the Series D Preferred Stock held. Granite Capital LP and Granite Capital II LP disclaim beneficial ownership in these securities except to the extent of such person’s pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.

(4)	Represents number of shares of Series E Preferred Stock, held as of April 1, 2003. At such date an aggregate of 343,250 shares of Preferred Stock were issued and outstanding convertible into an aggregate of 1,115,211 shares of Common Stock.

(5)	Includes 22,500 shares of Series E Stock held by Granite Capital LP, and 2,500 shares of Series E Stock held by Granite Capital II LP. Granite Capital LLC is the general partner of each of Granite Capital LP and Granite Capital II LP. Mr. Walter F. Harrison, III and Lewis M. Eisenberg are co-managing members of Granite Capital LLC, and are believed by the Company to have shared voting and investment power with respect to the Series E Preferred Stock held. Granite Capital LP and Granite Capital II LP disclaim beneficial ownership in these securities except to the extent of such person’s pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.

(6)	Kwok Hung Ng is believed by the Company to have sole voting and investment power with respect to the Series E Preferred Stock held.

(7)	Mr. W.A. Manuel is President of Canusa Trading Ltd., and is believed by the Company to have sole voting and investment power with respect to the Series E Preferred Stock held.

(8)	Mr. Leonard M. Teninbaum is trustee of Leonard M. Teninbaum Keogh Account, and is believed by the Company to have sole voting and investment power with respect to the Series E Preferred Stock held.

(9)	Vandoon Partner is believed by the Company to have sole voting and investment power with respect to the Series E Preferred Stock held.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s officers, directors and persons who own more than 10% of a class of the Company’s securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2002, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except Mr. Croft filed late a Form 5 report disclosing one transaction.

EXECUTIVE COMPENSATION

Compensation of Directors

No direct or indirect remuneration was paid or became payable by the Company to the directors in their capacity as directors during fiscal 2002. The Company does not anticipate paying during the fiscal year ending September 30, 2003 any direct or indirect remuneration to any director in his capacity as director other than in the form of reimbursement of expenses of attending directors’ or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Summary Compensation Table

There is shown below, for the fiscal years ended September 30, 2002, 2001 and 2000, information concerning the compensation awarded or paid to, or earned by, each person who served as Chief Executive Officer during the fiscal year ended September 30, 2002 and the two other most highly compensated persons serving as executive officers at the end of the fiscal year ended September 30, 2002 who earned more than $100,000 in salary and bonus in such year (each a “named executive officer”). None of the other executive officers received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended September 30, 2002.

Summary Compensation Table

	Fiscal Year	Annual Compensation								Long Term Compensation Securities Underlying Options (#)	All Other Compensation
Name and Principal Position		Salary		Bonus			Other Annual Compensation
Elwood G. Norris, Chief Executive Officer	2002 2001 2000	$ $ $	124,615 124,615 120,000		— — —			— — —		— 75,000 —	$ $ $	1,800 1,800 1,799	(3) (3) (3)

Terry Conrad, President	2002 2001 2000	$ $ $	129,007 129,808 104,805	$ $	19,000 40,000 —	(1)		— — —		10,000 150,000 —	$ $ $	1,630 974 786	(3) (3) (3)

James Croft, III III, Chief Technology Officer	2002 2001 2000	$ $ $	122,000 111,120 110,000		— — —		$ $ $	19,200 10,338 1,800	(2) (2) (2)	20,000 55,000 —	$ $ $	1,821 1,667 1,650	(3) (3) (3)

(1)	Applied to cancel note.

(2)	Represents royalties paid.

(3)	Represents matching 401(k) contributions.

No named executive officer received any form of non-cash compensation from the Company in the fiscal years ended September 30, 2002, 2001 or 2000, or currently receives any such compensation, in excess of 10% of the amount of the total amount of annual salary and bonus reported for the named executive officer above.

OPTION GRANTS

Shown below is further information on grants of stock options in fiscal 2002 to the named executive officers reflected in the Summary Compensation Table shown above for fiscal 2002.

Option Grants for Fiscal Year Ended September 30, 2002

	Number of Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
Terry Conrad	10,000	3%	$4.50	4/16/07	$10,514	$24,030
James Croft, III III	20,000	7%	$4.50	4/16/07	$21,029	$48,059

(1)	These options of the Company’s common stock were granted under the 2002 Stock Option Plan. These options have an exercise price that was greater than the $4.42 fair market value on the date of grant. Such options vest according to terms of option agreement, with vesting being contingent upon continued service with the Company.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held At September 30, 2002		Value of Unexercised In-The-Money Options At September 30, 2002(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Elwood G. Norris	—	—	83,500	12,500	$41,375	$11,375
Terry Conrad	—	—	107,000	70,000	$48,625	$25,875
James Croft, III III	—	—	91,000	35,000	$31,823	$6,825

(1)	Based on the last sale price at the close of business on September 30, 2002 of $3.91 per share.

The Company does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended September 30, 2002, the Company did not adjust or amend the exercise price of stock options awarded to the named executive officers. The Company has no defined benefit or actuarial plans covering any named executive officer.

EMPLOYMENT ARRANGEMENTS

Mr. James Irish Effective February 10, 2003, the Company entered into a 90-day engagement letter with Mr. James Irish to serve as Chief Executive Officer. Upon completion of the 90-day term the Company and Mr. Irish will enter into a formal three-year employment contract. The three-year employment contract will expire on May 11, 2006. The engagement letter provides for a base salary of $12,500 per month, subject to review by the Board of Directors from time to time in its discretion. The engagement letter also provides that Mr. Irish will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Irish has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company during employment.

Mr. Elwood G. Norris Effective September 1, 1997, the Company entered into a three year employment contract with Mr. Norris, for his part-time services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chief Executive Officer under the terms of this agreement. The agreement provides for a base salary of $10,000 per month, subject to adjustments by the Board of Directors. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company during employment. The Company is also obligated to pay Mr. Norris certain royalties. See Certain Transactions below.

Mr. Terry Conrad Effective October 15, 2002, the Company entered into an employment contract with Mr. Conrad. The term expires on October 30, 2004, but the agreement will be automatically renewed for additional one-year terms unless one party gives notice of termination to the other thirty days prior to a renewal date. The agreement provides for a base salary of $10,917 per month, subject to review by the Board of Directors from time to time in its discretion. The agreement provides that Mr. Conrad will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. If the Company terminates the agreement during its term without cause, Mr. Conrad will be entitled to severance payments equal to three months’ salary and any bonus on an as if perfected basis. Mr. Conrad has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company during employment.

Mr. James Croft, III Effective as of June 1, 1998, the Company entered into a three-year employment contract with Mr. James Croft, III to serve as Vice President of Engineering. The three-year term expired September 30, 2001, but the agreement automatically renews for additional one year terms unless one party gives notice to the other of non-renewal thirty days in advance of the annual renewal date. Mr. Croft now serves as Senior Vice President of Research and Development under the terms of this agreement. The agreement provides for a base salary of $9,167 per month, as may be adjusted by the Chief Executive Officer. The agreement provides that Mr. Croft will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. If the Company terminates the agreement without cause, Mr. Croft will be entitled to severance payments equal to six months’ salary and any bonus on an as if perfected basis. Mr. Croft has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company during employment. Under the Company’s employee intellectual property policy, the Company is obligated to pay Mr. Croft royalties for certain of his inventions prior to his employment with the Company which are licensed or assigned to the Company. Mr. Croft currently receives $1,600 per month as royalties for his pre-employment inventions related to the Company’s PureBass technology.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2002, the Compensation Committee members were Messrs. Wagner, Carter and Hunter. No executive officer of the Company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of the Company’s Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

At September 30, 2002, the Company had five equity incentive plans under which equity securities are or have been authorized for issuance to employees, consultants or directors: the 2002 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Employee Stock Compensation Plan, the 1992 Incentive Stock Option Plan, and the 1992 Non-Statutory Stock Option Plan. All of these plans have been approved by the Company’s stockholders. In addition, from time to time the Company issues to employees, directors and service providers special stock options and warrants to purchase common shares, and these grants have not been approved by stockholders. The following table gives information as of September 30, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,084,175		$3.61	1,302,325
Equity compensation plans not approved by security holders	425,000	(1)	$4.84	—

Total	1,509,175		$4.23	1,302,325

(1)	Consists of individual special stock option and warrant grants to employees, directors and service providers approved by the Board of Directors from time to time.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person’s individual performance and to the Company’s overall financial performance and growth during the previous fiscal year.

The Compensation Committee measured individual and team performance on the basis of both quantitative and qualitative factors. The Compensation Committee believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

Executive compensation

Base salary.    Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The Committee’s compensation policies are designed to set the Company’s executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company’s technologies.

The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

Long term incentives.    The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company’s Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

Chief Executive Officer compensation

Mr. Elwood G. Norris served as our Chief Executive Officer for all of the year ended September 30, 2002, and continued in such position through February 10, 2003. Mr. Norris currently remains active in management of the Company as Chairman of the Board. Prior to his appointment as Chief Executive Officer in September 2000, Elwood G. Norris had been employed by the Company as Chief Technology Officer pursuant to an employment agreement dated September 1, 1997. The agreement has a three-year term, but continues in effect until one party gives thirty-day advance written notice to the other party of an intent to terminate the agreement. Though his duties shifted to those of Chief Executive Officer, Mr. Norris remained employed under the terms of that agreement throughout the year ended September 30, 2002. The agreement provides for a base salary of $10,000 per month, which may in the future be adjusted by the Board of Directors. The agreement also provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors.

In light of the Company’s financial position, Mr. Norris agreed to accept compensation pursuant to his 1997 agreement which the Committee believes is below market for a person of his experience and responsibilities. Accordingly, the compensation paid to Mr. Norris during fiscal 2002 was not specifically performance related.

Effective February 10, 2003, the Company entered into a 90-day engagement letter with Mr. James Irish to serve as Chief Executive Officer. Upon completion of the 90-day term the Company and Mr. Irish will enter into a formal three-year employment contract. The three-year employment contract will expire on May 11, 2006. The engagement letter provides for a base salary of $12,500 per month, subject to review by the Board of Directors from time to time in its discretion. The engagement letter also provides that Mr. Irish will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Irish was granted 100,000 options under the Company’s 2002 Stock Option Plan. These options vest at a rate of 25 percent at date of grant and 25 percent annually thereafter. The Compensation Committee will consider performance related criteria in connection with the three-year employment agreement to be entered into in May 2003.

Performance-based compensation

Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings (collectively, “Covered Employees”), are subject to a limitation of $1 million on the amount the Company may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility, but the Company’s option grants prior to January 2001 did not qualify as performance-based compensation. The total taxable compensation to each Covered Employee during the taxable year ended September 30, 2002 from the Company was below $1 million.

The Company issued stock options prior to January 2001 to the Covered Employees and to certain other executive officers who may be Covered Employees in future taxable years. Where these options are non-qualified stock options, or if any Covered Employee makes a disqualifying disposition of an incentive stock option, the amount of the deduction that the Company would otherwise be entitled may be limited to the extent the ordinary income recognized by the Covered Employee upon such exercise or disqualifying disposition, together with all other compensation in a given taxable year, exceeds $1 million. The Compensation Committee intends to attempt to qualify as performance-based compensation future stock option grants to persons who are or may become Covered Employees. However, the Committee may in its discretion award stock options to existing or potential future Covered Employees which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

COMPENSATION COMMITTEE

Richard M. Wagner

David J. Carter

Daniel Hunter

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2002.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the accountants’ independence from the Company and its related entities, and has discussed with BDO Seidman, LLP their independence from the Company.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the National Association of Securities Dealers. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

AUDIT COMMITTEE

Richard M. Wagner

David J. Carter

Daniel Hunter

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock—Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1997 and all dividends were reinvested. The Company’s fiscal year ends on September 30.

CERTAIN TRANSACTIONS

In September 2001, a family trust for which Mr. Elwood G. Norris serves as trustee purchased $250,000 in principal amount of the Company’s 12% Convertible Subordinated Promissory Notes, and in connection with such purchase, received a warrant to purchase 125,000 shares of Common Stock. The purchase by such trust was on the same terms as those offered to the other purchasers in the same financing. In November 2002, the Company and a majority of the holders of such notes agreed to extend the maturity date of the notes, including the note held by Mr. Norris’ trust, from December 31, 2002 to December 31, 2003.

Certain beneficial owners of more than 5% of the Company’s then outstanding shares of Series D Preferred Stock also held 12% Convertible Subordinates Notes whose maturity dates were extended on the same terms as those described above. These holders were: Canusa Trading, Ltd. ($200,000 principal amount), Jerry E. Polis Family Trust ($250,000 principal amount), Leonard M. Teninbaum Keogh Account ($300,000 principal amount), NGHK Holdings, LLC ($250,000 principal amount), Stifel, Nicolaus Custodian for Jonathan A. Berg ($50,000 principal amount), and James C. Zolin and Josephine M. Zolin (aggregate $150,000 principal amount).

Under the terms of an Assignment of Technology Agreement dated March 2, 1993 and an Addendum Agreement dated December 2, 1996, the Company is also obligated to pay Mr. Norris a 2% royalty on net sales from certain of its technologies, including HyperSonic Sound. The royalty obligation continues until at least March 1, 2007, and for any longer period during which the Company sells products or license technologies subject to any patent assigned to the Company by Mr. Norris under this agreement. The Company has no present plans to market any of the technologies subject to such agreement other than HyperSonic Sound. No royalties were paid under this agreement in the fiscal year ended September 30, 2002. Because HyperSonic Sound entered commercial production and sale during the first quarter of fiscal 2003, it is expected that royalties will be paid to Mr. Norris during fiscal 2003. The amount of such royalties will depend on actual sales.

Certain beneficial owners of more than 5% of the Company’s then outstanding shares of Series D Preferred Stock purchased the Company’s 8% Senior Secured Promissory Notes on September 30, 2002. These holders were: NGHK Holdings, LLC ($1,500,000 principal amount), Sunrise Management Profit Sharing Plan ($50,000 principal amount), Sunrise Capital, Inc. ($100,000 principal amount), and Canusa Trading Ltd. ($350,000 principal amount). These notes were originally due December 31, 2003. The notes are secured by the Company’s accounts receivable, equipment, goods, instruments and inventory. The Company may redeem the notes at any time at its option. The notes are also subject to mandatory redemption upon the closing of a sale of equity securities in an amount exceeding $3,000,000. If the notes are redeemed, the Company must pay to the holders principal and accrued interest through the date of redemption, plus two months’ additional accrued interest. If the notes were redeemed prior to December 31, 2002, the Company agreed to pay accrued interest through February 28, 2003. In February 2003, these notes were amended with the consent of the holders of a majority of the outstanding principal amount to extend the maturity date to December 31, 2004. The notes were further amended to permit the then-applicable amount payable by the Company on redemption to be converted into equity securities. Each of Canusa Trading Ltd., Sunrise Management Profit Sharing Plan and Sunrise Capital, Inc. converted their entire principal amounts to Series E Preferred Stock, and NGHK Holdings, LLC converted $500,000 of its principal amount to Series E Preferred Stock. Each converting holder was paid in cash the amount of accrued interest through April 2003.

Certain beneficial owners of more than 5% of the Company’s then outstanding shares of Series D Preferred Stock purchased the shares of the Company’s Series E Preferred Stock and associated warrants. Each such purchase was on the same terms as those offered to other investors in the Series E round. The $10.00 purchase price of each share of Series E Preferred Stock, increased by $0.60 per share per year, may be converted at the election of a holder one or more times into Common Stock at a conversion price of $3.25. If after September 30, 2003, 90% of the volume weighted average price of the Common Stock for the five trading days prior to conversion (the “Discount Market Price”) is less than $3.25, the conversion price will be reduced to the Discount Market Price; provided, however, that the conversion price cannot be below $2.00 per share. The Series E Preferred Stock may be called by the Company for conversion if the market price of the Common Stock exceeds $9.50 per share for ten consecutive trading days and certain conditions are met. The Series E Preferred Stock will be subject to mandatory conversion on December 31, 2006. Each purchaser of Series E Preferred Stock was also granted a warrant to purchase one and one half shares of Common Stock for each share of Series E Preferred Stock purchased, exercisable until December 31, 2007 at a price of $3.25 per share. Granite Capital LP and Granite Capital II LP purchased 22,500 and 2,500 shares of Series E Preferred Stock, and obtained warrants to purchase 33,750 and 3,750 shares of Common Stock, respectively; and Stifel Nicolaus Custodian for Jonathan Berg IRA purchased 10,000 shares of Series E Preferred Stock and obtained warrants to purchase 15,000 shares of Common Stock. NGHK Holdings, LLC, Canusa Trading, Ltd, Sunrise Management Profit Sharing Plan and Sunrise Capital, Inc. also purchased Series E Preferred Stock and associated warrants via conversion of principal of 8% Senior Secured Notes, as discussed above.

During the fiscal year ended September 30, 2002, the Company paid $121,250 in consulting fees for financial and management advisory services to Sunrise Capital, Inc., which at one time was the beneficial owner of more than 5% of the outstanding Series D Preferred Stock. The Company also issued to Sunrise Capital, Inc. warrants to purchase 100,000 shares of Common Stock at $4.25 per share exercisable until September 30, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Renee Warden
Renee Warden Secretary

April 28, 2003

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2002 is available without charge upon written request to the Secretary, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

ANNEX 1

CHARTER OF THE AUDIT COMMITTEE

The audit committee (the “Committee”) of the board of directors of American Technology Corporation (the “Company”) shall consist of a minimum of three directors. Members of the Committee shall be appointed by the board of directors and may be removed by the board of directors in its discretion. All members of the Committee shall be independent, and generally knowledgeable in financial and auditing matters, consistent with the requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, at least one member shall have past employment experience in finance or accounting that results in the member’s financial sophistication.

The purpose of the Committee shall be to assist the board in its oversight of (i) the integrity of the financial statements of the company, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company’s internal audit function and the independent auditor.

The Committee shall have the following authority and responsibilities:

1.	Be directly or solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purposes of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.
2.	Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.
3.	Approve in advance of the engagement of the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.
4.	Evaluate annually the qualifications, performance and independence of the independent auditor.
5.	Review the company’s financial reporting and accounting standards and principles, significant changes in such standards or in their application and the key accounting decisions affecting the company’s financial statements, including alternatives to, and the rationale for, the decisions made.
6.	Obtain and review annually a formal written report from the independent auditor defining: any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements; any accounting adjustments; any Management Representation letter or Unadjusted Differences issued, or proposed to be issued, by the audit to the Company, and management’s response.
7.	Review and investigate any matters pertaining to the integrity of management, including conflicts of interests, or adherence to standards of business conduct as required in the policies of the company.
8.	Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.
9.	Prepare and publish an annual committee report required by the Commission in the company’s proxy statement.

The Chief Accounting Officer will be the management liaison to the Committee and should be available during all meetings of the Committee to attend if requested by the Committee. Other management personnel shall attend Committee meeting if their attendance is requested in advance.

The Committee may establish its own schedule, which it will provide to the board of directors in advance.

The Committee will meet separately with the Company’s Chief Executive Officer, Chief Accounting Officer and the independent auditor in separate executive sessions at least quarterly to review the financial affairs of the Company.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the board of directors at the board’s next scheduled meeting following the Committee meeting.

The Committee shall report its recommendations to the board after each Committee meeting and shall conduct and present to the board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

MAY 29, 2003

The undersigned hereby appoints ELWOOD G. NORRIS and JAMES M. IRISH or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the “Company”) to be held at 2:00 p.m. (local time) at the offices of the Company, 13114 Evening Creek Drive South, San Diego, California 92128 on May 29, 2003 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

PROPOSAL 1:	To elect directors to serve for the ensuing year and until their successors are elected.

	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:	Elwood G. Norris, James M. Irish, Terry Conrad, Richard M. Wagner, David J. Carter and Daniel Hunter

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

PROPOSAL 2:	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 2003.

	FOR	AGAINST	ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED:	, 2003	Signature

Print Name

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Signature

Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Mail or Deliver this Proxy to:

AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South

San Diego, California 92128

(858) 679-2114

I will be attending the meeting    ☐

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